Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement ("Agreement") is made as of September 26, 2011 ("Effective Date").

I. RECITALS

WHEREAS, Ty Bruggemann (“Bruggemann”), Richard Burton (“Burton”), Rocky Williams (“Williams”), Texas residents, Kim Fleischer (“Fleisher”), a Georgia resident, Paul Johnson (“Johnson”), a California resident, and Thomas Welch (“Welch”), a Maryland resident (collectively referred to as “FL Plaintiffs”) initiated litigation against The Amacore Group, Inc. a Delaware Corporation with its principal place of business in Maitland, Florida (“Amacore”), and individual defendants, Jay Shafer and Clark Marcus, Florida residents (collectively, “FL Defendants”) (each a "FL Party" and collectively, the "FL Parties") which is pending in Middle District of Florida, Tampa Division Case No. 2:09-cv-02562-JAG-MCA (the "FL Litigation"); and

WHEREAS, Direct Medical Network Solutions, Inc. (“DirectMed”) and the not for profit entity, Consumer Assistance Services Association, (“CASA”) (collectively CASA and DirectMed are “TX Plaintiffs”) initiated litigation pending in Tarrant County, Texas, Cause No.153 238622 09 against Amacore and its subsidiaries, Lifeguard Benefit Services, Inc. and US Health Benefits Group, Inc., and individual defendants, Scott Smith, and Howard Knaster (collectively “TX Defendants”).  The TX Litigation and the FL Litigation shall be referred to collectively as the "Pending Litigation".  The FL Parties and TX Parties shall be referred to collectively as “Parties”); and

WHEREAS, the Parties desire to amicably resolve the Pending Litigation and any and all past, present, and future claims, controversies, and/or disputes the Parties have or may have, against each other in connection with, or arising out of the Pending Litigation or out of any act or omission or any kind by the Parties prior to the Effective Date of this Agreement by entering into this Agreement;

NOW, THEREFORE, in consideration of the performance of the mutual covenants, representations, warranties and other terms and conditions contained herein, the sufficiency of which is hereby acknowledged by all Parties, and for other good and valuable consideration, the Parties, intending to be legally bound, do hereby agree as follows:

II. CONSIDERATION

Payment.   Within twenty (20) days of the Effective Date of this Agreement, in settlement of the Pending Litigation, XL, on behalf of the insured individual defendants, Marcus and Shafer, and Amacore shall pay or cause to be paid to the Florida Plaintiffs a payment of Three Hundred and Eighty Thousand Dollars ($380,000.00 USD) by check pursuant to payment instructions to be provided by counsel for Plaintiffs, payable to Trautmann and Associates, LLC Attorney Trust Account, taxpayer ID number 22-3677189.

III. AGREEMENT

Dismissal of Pending Litigation.  Within ten (10) days after receipt of payment by Plaintiffs, as set forth in Section II, above, Counsel for the FL Plaintiffs and TX Plaintiffs shall prepare and cause to be completed, executed and filed stipulated dismissals with prejudice of all Pending Litigation, consistent with this Agreement.  Within ten (10) days after receipt of payment by Plaintiffs, as set forth in Section II, above, Counsel for the FL Defendants and TX Defendants shall cause to be completed, executed and filed stipulated dismissals with prejudice of all Pending Litigation consistent with this Agreement.

No Admission.  This Agreement is entered into in order to compromise and settle all disputed claims and Pending Litigation, without any acquiescence, acknowledgement, or agreement by any Party as to the merit of any claims, counterclaims, demands, actions, causes of action, affirmative defenses, damages, liabilities, losses, payments, obligations, costs or expenses (including, without limitation, attorneys' fees and costs) related to the Pending Litigation, or any claims within the scope of the Releases.  Neither this Agreement nor any part thereof shall be, or be used as, an admission of infringement or liability by anyone, at any time, for any purpose.

Basis for Settlement.  Each Party acknowledges and agrees that the terms of this Agreement are, and have been agreed to, for his or its mutual convenience, in part to avoid the expense, distraction, risk and uncertainty of further litigation, and after considering the risks of litigation and the circumstances of their respective businesses.  Each Party also acknowledges and agrees that he or it has relied entirely upon its own judgment, belief and knowledge (including its judgment, belief, and knowledge with respect to the foregoing, the extent and duration of the claimed damages in the Pending Litigation, and the value of settling the Pending Litigation at this time) and the advice and recommendations of its own independently selected counsel, and, accordingly, neither it nor he shall (or shall have the right to) deny or challenge the validity of this Agreement or any of the obligations of the Parties hereunder.

Attorneys Fees and Costs, Taxes.  Each party shall be responsible for its or his own costs and attorneys' fees in connection with the Pending Litigation; this Agreement; and in connection with preparing and filing the Dismissals and the Releases.  Each party shall be responsible, for its or his own taxes with respect to any payments made and/or received under this Agreement.

IV. RELEASES

Release by FL Plaintiffs and TX Plaintiffs. The FL Plaintiffs and TX Plaintiffs (as listed below as Plaintiff Releasees), on behalf of themselves and their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns specifically release, waive, and forever discharge the entities and individuals listed below (the “Amacore Releasees”) and their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns with respect to and from any and all causes of action, disputes, demands, suits, debts, liabilities, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, agreements, judgments, controversies, promises, claims assessments and demands of any nature whatsoever, upon any legal or equitable theory (whether contractual, common law, statutory, federal, state, local or otherwise), whether known or unknown, asserted or unasserted, which Plaintiffs and their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns had, or now have against the Amacore Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, with regard to all claims which were or could have been raised in the Pending Litigation (“FL/TX Plaintiff Release”). The FL Plaintiffs and TX Plaintiffs intend for the FL/TX Plaintiff Release to be construed and interpreted in the broadest sense possible.

The Amacore Releasees:

a)	The Amacore Group, Inc.
b)	Lifeguard Benefit Services, Inc.
c)	Jay Shafer
d)	Clark A. Marcus
e)	Scott Smith
f)	Howard Knaster
g)	Guy Norberg
h)	Guiseppe Crisafi
i)	Jerry Katzman
j)	Shad Stastney
k)	Chris Phillips
l)	Vicis Capital, LLC
m)	Vicis Capital Master Fund
n)	US Health Benefits Group, Inc.
o)	Zurvita Holdings, Inc.
p)	XL Specialty Insurance Company

Release by the FL Defendants and TX Defendants.  The FL Defendants and TX Defendants, on behalf of themselves, their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns specifically release, waive, and forever discharge the entities and individuals listed below (the “Plaintiff Releasees”) and their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns, with respect to and from any and all causes of action, disputes, demands, suits, debts, liabilities, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, agreements, judgments, controversies, promises, claims assessments and demands of any nature whatsoever, upon any legal or equitable theory (whether contractual, common law, statutory, federal, state, local or otherwise), whether known or unknown, asserted or unasserted, which Plaintiffs and their officers, directors, employees, counsel, subsidiaries, affiliated companies, heirs and assigns had, or now have against the Plaintiff Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, with regard to all claims which were or could have been raised in the Pending Litigation (“FL/TX Defendant Release”). The FL Defendants and TX Defendants intend for the FL/TX Defendant Release to be construed and interpreted in the broadest sense possible.

The Plaintiff Releasees:

a)	Ty Bruggemann
b)	Richard Burton
c)	Kim Fleischer
d)	Paul Johnson
e)	Thomas Welch
f)	Rocky Williams
g)	Direct Medical Network Solutions, Inc.
h)	Consumer Assistance Services Association

Effectiveness of Releases.  The Releases shall not be effective unless and until the Agreement is in effect, executed by all released parties, and unless payment, as specified herein, has been made.

V. CONFIDENTIALITY

Confidentiality.  Parties agree to keep confidential the terms and conditions of this Settlement Agreement.  The Parties will use their best efforts to seek confidential treatment by any receiving party: (i) as is necessary to dismiss the Pending Litigation; (ii) as is necessary to effectuate any term or provision of the settlement, including any subsequent litigation to enforce the settlement, except that both Parties shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and entry of appropriate protective orders; (iii) to either Party's insurers, as necessary to pursue insurance claims; (iv) to a Party's accountants, tax preparers, or lawyers; (v) to a Party’s employees;  and, (vi) as is reasonably necessary to comply with the Securities and Exchange Commission's disclosure requirements, and/or in response to any governmental or judicial authority or entity which compels the disclosure of this Agreement by force of law or as required under applicable Bankruptcy or other law. Nothing in this Section shall be construed to preclude or prohibit the Parties from being able to publicly acknowledge that they have entered into a settlement of the Pending Litigation or other proceedings, so long as the specific terms of this Settlement Agreement are not disclosed other than as specifically and expressly permitted herein.

Breach of Confidentiality.  In the event of a breach of the confidentiality requirement set out herein, which causes specific and material harm to the non-violating party, the non-violating party may apply to a court of competent jurisdiction for appropriate relief, which shall be limited to monetary damages commensurate with the specific and material harm caused by said breach of confidentiality to the non-violating party.  Breach of confidentiality shall, in no way, be a basis upon which any of the releases contained herein shall be waived, revoked, voided, modified, or otherwise affected in any way.

VI. REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of all Parties.   Each Party to this Agreement, or the individual signing on behalf of a corporate party, represents and warrants that:

He or it has the full power to enter into this Agreement, and, has the sole right and authority to grant the dismissals and releases to be granted by that Party hereunder, without the need for any releases, consents, approvals or immunities not yet granted or obtained; and

He or it has not assigned or transferred any right or interest in the Pending Litigation to any other Person; and

The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both) any contract or other agreement or instrument, to which such Party is a party.

VII. GENERAL PROVISIONS

Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be: (a) delivered personally; (b) sent by facsimile to a number designated in advance by the recipient Party; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent by a private industry express courier, with written confirmation of receipt.  All notices shall be sent to counsel for each signing party below and to the attention of the person executing this Agreement on such Party's behalf (or to such other address or person as may be designated by a Party by giving written notice to the other Parties pursuant to this Section).

Governing Law.  This Agreement with respect to the FL Litigation shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida (without giving effect to the laws, rules or principles thereof regarding conflict of laws). This Agreement with respect to the TX Litigation shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (without giving effect to the laws, rules or principles thereof regarding conflict of laws).

Jurisdiction.  With respect to the FL Litigation, each Party (i) hereby irrevocably submits itself to and consents to the exclusive jurisdiction of the United States District Court for the Middle District of Florida, Tampa Division (or, if such court lacks jurisdiction, the courts of the State of Florida) for the purposes of any action, claim, suit or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any argument that it is not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, claim, suit or proceeding is improper.  Each Party hereby agrees to the entry of an order and to the confession of judgment to enforce any resolution, settlement, order or award made pursuant to this Section by such court and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violates any laws or public policy.

With respect to the TX Litigation, each Party (i) hereby irrevocably submits itself to and consents to the exclusive jurisdiction of the state or federal courts of Texas in Tarrant County, Texas, for the purposes of any action, claim, suit or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any argument that it is not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, claim, suit or proceeding is improper.  Each Party hereby agrees to the entry of an order and to the confession of judgment to enforce any resolution, settlement, order or award made pursuant to this Section by such court and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violates any laws or public policy.

Relationship of Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship among the Parties.  None of the Parties nor their respective agents have any authority of any kind to bind any other Party or Parties in any respect whatsoever, and the relationship of the Parties as a result of execution of this Agreement is, and at all times shall continue to be, that of independent contractors.

Assignment.  This Agreement may not be assigned by a Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, a Party has the right to assign this Agreement, without the other Parties' consent, to a Person who succeeds to all or substantially all of a Party's business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement, and provided further that no such assignment shall limit the effectiveness of the releases set forth in this Agreement or excuse any obligations of the assigning Party under this Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Further Assurances.  Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.  The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions, which may be necessary or appropriate to give full force and effect to the Agreement.

Waiver.  A waiver, express or implied, by a Party of any right under this Agreement or of any failure to perform or breach hereof by another Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

Severability.  If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.

Captions and Headings.  The captions and headings used in this Agreement are inserted for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.

Construction & Representation.  This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against any of the Parties.  In entering into this Agreement, the Parties hereto represent that each party has relied upon the advice of their respective attorneys, who are the attorneys of their own choice, concerning the legal consequences of this Settlement Agreement; that the terms of this Settlement Agreement have been completely read and explained to each party by their respective attorneys; and that the terms of this Settlement Agreement are fully understood and voluntarily accepted by each party. The Parties each acknowledge and understand that they had the opportunity to consult with counsel concerning this Agreement.

Counterparts.  This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts; with the same effect as if the Parties had signed the same document.  Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

Entire Agreement; Amendment.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous negotiations, representations, agreements and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof.  No agreements altering or supplementing the terms hereof may be made except by means of a written document expressly referring to this Agreement which expressly identifies the specific terms to be altered or supplemented and is signed by a duly authorized representative of each of the Parties hereto.

Binding Effect.    This Settlement Agreement shall be binding on the Parties, their successors in interest, and present and future subsidiaries, assignees or acquirers, including any acquirer of substantially all of the assets of a corporate Party.

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SIGNATURE PAGES AND NOTICE ADDRESSES

IN WITNESS WHEREOF, the Parties hereto have signed, individually and/or caused their duly authorized representatives to execute this Agreement as of the Effective Date.

The Amacore Group, Inc.

By:           /s/ Jay Shafer
Signature
  Jay Shafer
Printed name

Its:           Chief Executive Officer

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

XL Specialty Insurance Company

By:           _______________________
Signature

Printed name

Its:            ________________________

Notice address:
c/o David Topol, Esq.
Wiley Rein LLP
1776 K Street NW
Washington, DC 200006

Jay Shafer, an Individual

By:           /s/ Jay Shafer
Signature
  Jay Shafer
Printed name

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

Clark A. Marcus, an Individual

By:           /s/ Clark A. Marcus
Signature
   Clark A. Marcus
Printed name

Notice address:
c/o Robert Olsen, Esq.
Fowler White
501 E. Kennedy Boulevard

Suite 1700

Tampa, Florida 33602

Guy Norberg, an Individual

By:           /s/ Guy Norberg
Signature
   Guy Norberg
Printed name

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

Shad Stastney, an Individual

By:           /s/ Shad Stastney
Signature
   Shad Stastney
Printed name

Notice address:
Matthew Flynn, Esq.
Quarles & Brady, LLP
411 E. Wisconsin Ave
Milwaukee, WI 53202

Chris Phillips, an Individual

By:           /s/ Chris Phillips
Signature
   Chris Phillips
Printed name

Notice address:
Matthew Flynn, Esq.
Quarles & Brady, LLP
411 E. Wisconsin Ave
Milwaukee, WI 53202

Jerry Katzman, an Individual

By:           /s/ Jerry Katzman
Signature
   Jerry Katzman
Printed name

Notice address:
c/o Stephen Goldblum, Esq.
Semanoff Ormsby Greenberg & Torchia, LLC
2617 Huntingdon Pike
Huntingdon Valley, PA 19006

Giuseppe Crisafi, an Individual

By:          /s/ Guiseppe Crisafi
Signature
   Giuseppe Crisafi
Printed name

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

Howard Knaster, an Individual

By:           /s/ Howard Knaster
Signature
   Howard Knaster
Printed name

Notice address:
c/o Howard Knaster
555 SW 12th Avenue
Suite 120
Pompano Beach, FL 33609

Scott Smith, an Individual

By:           /s/ Scott Smith
Signature
   Scott Smith
Printed name

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

Lifeguard Benefit Services, Inc.

By:           /s/ Jay Shafer
Signature
   Jay Shafer
Printed name

Its:           Chief Executive Officer

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

US Health Benefits Group, Inc.

By:           /s/ Jay Shafer
Signature
   Jay Shafer
Printed name

Its:           _______________________

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

Zurvita Holdings, Inc.

By:          /s/ Jay Shafer
Signature
   Jay Shafer
Printed name

Its:           Officer

Notice address:
c/o Angelina M. Whittington, Esq.
South Law Group, PA
4371 Lynx Paw Trail
Valrico, FL 33596

 Vicis Capital Master Fund

By:          /s/ Shad Stastney
Signature
   Shad Stastney
Printed name

Its:           _______________________

Notice address:
Matthew Flynn, Esq.
Quarles & Brady, LLP
411 E. Wisconsin Ave
Milwaukee, WI 53202

Vicis Capital, LLC

By:           /s/ Shad Stastney
Signature
   Shad Stastney
Printed name

Its:           _________________________

Notice address:
Matthew Flynn, Esq.
Quarles & Brady, LLP
411 E. Wisconsin Ave
Milwaukee, WI 53202

Ty Bruggemann, an Individual

By:           /s/ Ty Bruggemann
Signature
   Ty Bruggemann
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Richard Burton, an Individual

By:           /s/ Richard Burton
Signature
   Richard Burton
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Kim Fleischer, an Individual

By:           /s/ Kim Fleischer
Signature
Kim Fleischer
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Paul Johnson, an Individual

By:           /s/ Paul Johnson
Signature
    Paul Johnson
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Thomas Welch, an Individual

By:           /s/ Thomas Welch
Signature
   Thomas Welch
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Rocky Williams, an Individual

By:           /s/ Rocky Williams
Signature
   Rocky Williams
Printed name

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Direct Medical Network Solutions, Inc.

By:           /s/ Ty Bruggemann
Signature
   Ty Bruggemann
Printed name

Its:            ________________________

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866

Consumer Assistance Services Association, a not for profit association.

By:           /s/ Robert Trautmann
Signature
   Robert Trautmann
Printed name

Its:           ________________________

Notice address:
c/o Gregg Trautmann, Esq.
Trautmann & Associates
262 East Main Street
Rockaway, New Jersey 07866